UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 6, 2012

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Liquidity Services, Inc. (Liquidity Services or the Company) is issuing this statement in response to incorrect information that has been published erroneously in the marketplace regarding our contractual relationships.  While it is our longstanding practice not to respond to market rumors and inaccuracies published by third parties in the marketplace, we are making an exception in this limited situation. As disclosed in our public filings, as of the nine months ended June 30, 2012, the Company continues to operate two key contracts with the U.S. Defense Logistics Agency (DLA) and one key contract with Walmart.  We are pleased that our continued high level of service has enabled us to serve these clients’ needs and expand these relationships over fiscal 2011 levels.  There are no other clients that are currently on track to be material at fiscal 2012 year end.

The Company drives its long term growth strategy by consistently delivering significant value to its existing selling and buying clients and by adding new client programs.  Liquidity Services is pleased to have demonstrated success across its business during the first nine months of fiscal year 2012 by adding a significant number of new clients and new programs with existing clients. It is consistent with our long term growth strategy to expand relationships with one or more of our other current clients to scale them to a material level over time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: August 6, 2012	By:	/s/ James E. Williams
	Name:	James E. Williams
	Title:	Vice President, General Counsel and Corporate Secretary